SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2003

WAYNE BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	014612	34-1516142
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

112 West Liberty Street, Wooster, Ohio	44691
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (330) 264-1222

N/A

(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

Effective May 31, 2003, Banc Services Corp., a bank holding company organized under the laws of the State of Ohio with its principal office located in Orrville, Ohio, merged with and into Wayne Bancorp, Inc., with Wayne Bancorp, Inc. being the surviving company of the merger (the “Merger”), pursuant to the terms of the Affiliation Agreement by and between Banc Services Corp. and Wayne Bancorp, Inc. dated December 9, 2002 (the “Affiliation Agreement”).  Shareholders of both Wayne Bancorp, Inc. and Banc Services Corp. approved the Merger and the Affiliation Agreement at their respective annual meeting of shareholders held on May 29, 2003.

Pursuant to the terms of the Affiliation Agreement, each share of Banc Services Corp. common stock will be exchanged for 1.391 shares of Wayne Bancorp common stock and $14.40 cash.  No fractional shares of Wayne Bancorp, Inc. will be issued in connection with the Merger and former Banc Services Corp. shareholders who would otherwise be entitled to receive fractional shares will receive cash in lieu of such fractional shares based upon a whole share price of $29.01 per share of Wayne Bancorp, Inc.  1,329,053 shares of common stock of Wayne Bancorp, Inc. will be issued in connection with the Merger.  Wayne Bancorp, Inc. will issue options to purchase 63,958 shares of Wayne Bancorp, Inc. common stock in exchange for the options to purchase 33,900 shares of Banc Services Corp. outstanding before the consummation of the Merger.  Cash in the amount of $13,761,028.80 will be paid as the cash portion of the Merger consideration, not including any cash issued in lieu of fractional shares.  Cash in the amount of $6,502.79 will be paid in lieu of fractional shares.  The cash portion of the Merger consideration and cash in lieu of fractional shares will be paid using cash on-hand of Wayne Bancorp, Inc. and of Banc Services Corp.

As a result of the Merger, The Savings Bank & Trust Company, an Ohio state-chartered bank, is now a wholly owned subsidiary of Wayne Bancorp, Inc.  The Savings Bank & Trust Company will merge with and into Chippewa Valley Bank, an Ohio state-chartered bank and wholly-owned subsidiary of Wayne Bancorp, Inc., on June 30, 2003 (the “Bank Merger”).  Chippewa Valley Bank will be the surviving bank of the Bank Merger and will change its name to “Savings Bank & Trust” at the time of the Bank Merger.

Additionally, as a result of the Merger, Access Financial Corp., an Ohio consumer finance company, is now a wholly-owned subsidiary of Wayne Bancorp, Inc.

Wayne Bancorp, Inc. also indirectly owns a 49% interest in SBT Title LLC, a title insurance agency organized under the laws of the State of Ohio, as a result of the Merger.  The 49% interest in SBT Title LLC will continue to be owned directly by The Savings Bank & Trust Company, and by Savings Bank & Trust following the consummation of the Bank Merger.  Wayne Bancorp, Inc. is required to divest or conform the 49% equity interest in SBT Title LLC in compliance with certain requirements of the Board of Governors of the Federal Reserve System on or before May 31, 2005.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
To be provided on or before August 10, 2003 in an amendment to this Current Report on Form 8-K.
(b)	Proforma financial information.
To be provided on or before August 10, 2003 in an amendment to this Current Report on Form 8-K.
(c)	Exhibits

Exhibit No.	Description
99	Press Release

Item 9.

OnMay 30, 2003, Wayne Bancorp, Inc. issued a press release concerning the consummation of the Merger with Banc Services Corp.  A copy of this press release is furnished herewith as Exhibit 99.

________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WAYNE BANCORP, INC.

Date: June 11, 2003	By:	/s/David P. Boyle
David P. Boyle President and Chief Executive Officer

Exhibit 99

NEWS RELEASE

For Immediate Release	CONTACT:	David P. Boyle, CPA
President and CEO
Phone: (330) 264-1222		Ext: 228

WAYNE BANCORP, INC./BANC SERVICES CORP.

APPROVE MERGER

Wooster, Ohio, May 30, 2003 – Wayne Bancorp, Inc. (NASDAQ:WNNB) and Banc Services Corp. (OTC:BSVC) announced today that the merger of the two companies has been approved and will be effective as of the close of business on May 31, 2003.  Each share of Banc Services Corp. common stock will be exchanged for 1.391 shares of Wayne Bancorp, Inc. common stock, plus $14.40 in cash, thus increasing the number of Wayne Bancorp, Inc.’s outstanding shares to approximately 6.1 million. Cash will be paid in lieu of any fractional shares at the rate of $29.01, the closing price of Wayne Bancorp. Inc.’s common stock on May 30, 2003.

Following the merger, assets of Wayne Bancorp, Inc. will approach $850 million, total deposits will exceed $675 million and total loans will be over $500 million.  The Company’s combined branch network will consist of 28 banking locations in Wayne, Holmes, Medina and Stark Counties.

Mr. Boyle, President and CEO of Wayne Bancorp, Inc., stated, “We anticipate a very smooth transition and expect that our business operations will continue as normal with no disruption or inconvenience to our customers.” Boyle added, “The increased size of our Company will allow us to leverage our unique strengths, achieve selected consolidation savings in the operations and data processing areas, as well as enhance shareholder value.”

Mr. Swope, Vice Chairman of Wayne Bancorp, Inc., said, “The most significant change that will occur is the consolidation of Chippewa Valley Bank and The Savings Bank and Trust Company, with the resulting bank being renamed Savings Bank & Trust.  Swope added, “We will now bring together two banks which were formed by the same founder, Samuel Brenneman, nearly 100 years ago as sister banks.”  Chippewa Valley Bank and The Savings Bank and Trust Company will be consolidated on June 30, 2003.

Mr. Steiger, President and CEO of The Savings Bank and Trust Company added to the comments, “This merger is an excellent opportunity for our shareholders, employees and clients.  Savings Bank & Trust will continue to operate as a separate bank charter with a local management team and board of directors.  Savings Bank & Trust will continue to strive to maintain the highest level of personal service for our customers and community. We believe the combined strength of Wayne Bancorp and Banc Services will allow us to better serve all of our constituents.  The added resources of a larger banking company will bring additional opportunities and capacity to expand the branch network, to invest in technology, and expand our reach to other areas of Ohio.”

Wayne Bancorp, Inc. (NASDAQ:WNNB) is a diversified financial services company.  Its bank subsidiaries - Wayne County National Bank, Chippewa Valley Bank and The Savings Bank and Trust Company - operate 28 banking centers in Wayne, Holmes, Medina and Stark Counties.  The Company’s consumer finance subsidiary, Access Financial Corp., is located in Stark County, while MidOhio Data, Inc., a data processing subsidiary, is located in Wayne County.  For more information, visit Wayne County National Bank’s Web site at wcnb.com, Chippewa Valley Bank’s Web site at chipbank.com, and The Savings Bank and Trust Company’s Web site at svgsbank.com.